UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2005

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12333 (Commission File Number)	86-0385884 (IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

(858) 314-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
      (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS:

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2005, the Compensation Committee of the Board of Directors of Iomega Corporation (“Iomega”) approved the 2005 Iomega Incentive Bonus Plan and established bonus awards that may be earned by Iomega’s named executive officers: Messrs. Werner Heid, Sean Burke and Thomas Kampfer, and Ms. Anna Aguirre. The annual targets as a percentage of each executive officer’s base salary are as follows: Messrs. Heid (100%), Burke (50%) and Kampfer (50%), and Ms. Aguirre (40%). The 2005 bonuses may be paid based on the achievement of certain company-wide operating income goals. The actual bonus payments may be less than or greater than the targeted amounts depending on whether and the extent to which the operating income goals are achieved. Under any circumstance, the bonus payments cannot exceed two times the individual targets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2005	IOMEGA CORPORATION (Registrant) By: /s/ Thomas D. Kampfer Thomas D. Kampfer Executive Vice President, General Counsel and Secretary and Interim Chief Financial Officer